Exhibit 99.2

Enphase Energy Announces Upsizing and Pricing of $1.15 Billion Green Convertible Senior Notes Offering

FREMONT, Calif., February 25, 2021 — Enphase Energy, Inc. (Nasdaq: ENPH) today announced the pricing of $575 million aggregate principal amount of green 0.0% Convertible Senior Notes due 2026 (the “2026 notes”) and $575 million aggregate principal amount of green 0.0% Convertible Senior Notes due 2028 (the “2028 notes” and together with the 2026 notes, the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering of $500 million aggregate principal amount of 2026 notes and $500 million aggregate principal amount of 2028 notes. Enphase also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $57.5 million aggregate principal amount of 2026 notes and an additional $57.5 million aggregate principal amount of 2028 notes to cover over-allotments, if any. The sale of the notes to the initial purchasers is expected to settle on March 1, 2021, subject to customary closing conditions, and Enphase expects to receive approximately $1.132 billion in net proceeds (or approximately $1.245 billion if the initial purchasers exercise their over-allotment option in full in respect of both series of notes), after deducting the initial purchasers’ discount and estimated offering expenses payable by Enphase.

The Notes:

The notes will not bear regular interest, and the principal amount of the notes will not accrete. The 2026 notes will mature on March 1, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms. The 2028 notes will mature on March 1, 2028, unless earlier converted, redeemed or repurchased in accordance with their terms. The notes will be senior, unsecured obligations of Enphase.

Enphase may redeem for cash all or any portion of the 2026 notes, at its option, on or after September 6, 2023, and Enphase may redeem for cash all or any portion of the 2028 notes, at its option, on or after September 6, 2024, in each case, if the last reported sale price of Enphase common stock has been at least 130% of the relevant conversion price then in effect for the 2026 notes or the 2028 notes, as applicable, for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Enphase provides notice of redemption in respect of the 2026 notes or the 2028 notes, as applicable, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Enphase provides such notice of redemption at a redemption price equal to 100% of the principal amount of the 2026 notes or 2028 notes, as applicable, to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the relevant redemption date.

The initial conversion rate for the 2026 notes is 3.2523 shares of Enphase common stock per $1,000 principal amount of the 2026 notes (which is equivalent to an initial conversion price of approximately $307.47 per share of Enphase common stock). The initial conversion price for the 2026 notes represents a premium of approximately 70.0% above the $180.87 per share closing price of Enphase common stock on February 24, 2021. The initial conversion rate for the 2028 notes is 3.5104 shares of Enphase common stock per $1,000 principal amount of the 2028 notes (which is equivalent to an initial conversion price of approximately $284.87 per share of Enphase common stock). The initial conversion price for the 2028 notes represents a premium of approximately 57.50% above the $180.87 per share closing price of Enphase common stock on February 24, 2021.

Prior to the close of business on the business day immediately preceding September 1, 2025, the 2026 notes will be convertible at the option of the holders thereof only under certain circumstances and during certain periods as set forth in the indenture for the 2026 notes. Prior to the close of business on the business day immediately preceding September 1, 2027, the 2028 notes will be convertible at the option of the holders thereof only under certain circumstances and during certain periods as set forth in the indenture for the 2028 notes. On or after September 1, 2025, in the case of the 2026 notes, or on or after September 1, 2027, in the case of the 2028 notes, until the close of business on the second scheduled trading day immediately preceding the relevant maturity date, the holders of the relevant series of 2026 notes or 2028 notes may convert all or a portion of their notes at any time regardless of such circumstances. Enphase will settle conversions of the notes in cash, shares of its common stock or a combination of cash and its common stock, at its election.

Convertible Note Hedge and Warrant Transactions:

In connection with the pricing of the notes, Enphase entered into convertible note hedge transactions relating to each series of notes with certain of the initial purchasers of the notes and/or their respective affiliates and other financial institutions (the “counterparties”). The convertible note hedge transactions are expected generally to reduce or offset the potential dilution to Enphase common stock upon any conversion of the relevant notes and/or offset any cash payments Enphase is required to make in excess of the principal amount of the notes, as the case may be.

Enphase also entered into warrant transactions relating to each series of notes with the counterparties. The warrant transactions could separately have a dilutive effect to the extent that the market value per share of Enphase common stock exceeds the strike price of the warrants. The strike price of the warrant transactions will initially be approximately $397.91 per share, which represents a premium of approximately 120% over the last reported sale price of Enphase common stock of $180.87 per share on February 24, 2021 and is subject to certain adjustments under the terms of the warrant transactions.

If the initial purchasers exercise their over-allotment option, Enphase expects to enter into additional convertible note hedge transactions and additional warrant transactions with the counterparties with respect to the relevant series of notes as to which the option is exercised.

Enphase expects that, in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the counterparties or their respective affiliates will enter into various derivative transactions with respect to Enphase common stock concurrently with, or shortly after, the pricing of the notes. This activity could also cause or prevent an increase or a decrease in the market price of Enphase common stock or the notes at that time. In addition, Enphase expects that the counterparties may modify their hedge positions by entering into or unwinding various derivatives with respect to Enphase common stock and/or purchasing or selling shares of common stock or its other securities in secondary market transactions following the pricing of the notes and prior to the maturity of each series of the notes (and are likely to do so during any observation period related to a conversion of the notes). This activity could also cause or prevent an increase or a decrease in the market price of Enphase common stock or the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Repurchases of Outstanding 2024 Notes and 2025 Notes:

Concurrently with the offering of the notes, Enphase entered into separately- and privately-negotiated transactions with certain holders of its 1.0% Convertible Senior Notes due 2024 (the “2024 notes”) to repurchase $25,546,000 aggregate principal amount of the outstanding 2024 notes for a total repurchase cost of $25,546,000 in cash and 1,105,199 shares of its common stock and with certain holders of its 0.25% Convertible Senior Notes due 2025 (the “2025 notes”) to repurchase $217,740,000 aggregate principal amount of the outstanding 2025 notes for $217,740,000 in cash and 1,673,532 shares of its common stock (collectively, the “Note Repurchase Transactions”).

The terms of each separate Note Repurchase Transaction have been individually negotiated with each holder of 2024 notes or 2025 notes being repurchased, and the Note Repurchase Transactions are subject to factors including the market price of Enphase common stock and the trading prices of Enphase 2024 notes and 2025 notes at the time of each Note Repurchase Transaction. The issuance of the shares of Enphase common stock in connection with each Note Repurchase Transaction will be made pursuant to Section 4(a)(2) of the Securities Act.

The repurchase of the outstanding 2024 notes and 2025 notes could affect the market price of its common stock and the initial conversion prices of the 2026 notes and the 2028 notes. Enphase also expects that holders of its 2024 notes and 2025 notes that sell their 2024 notes or 2025 notes in any Note Repurchase Transaction may purchase or sell shares of its common stock in the market to hedge their exposure in connection with these transactions. This activity could affect the market price of Enphase common stock and could also impact the initial conversion prices of the 2026 notes and the 2028 notes.

Unwind of Existing Convertible Note Hedge and Warrant Transactions:

In connection with the Note Repurchase Transactions, Enphase entered into partial unwind agreements (the “Unwind Agreements”) with certain existing convertible note hedge and warrant counterparties (the “existing hedge counterparties”) to, concurrently with this offering, unwind a portion of the existing convertible note hedge and warrant transactions Enphase entered into concurrently with the issuances of the 2024 notes and the 2025 notes (collectively, the “Unwind Transactions”). In connection with the Unwind Transactions and pursuant to the Unwind Agreements, Enphase will receive either cash or shares of its common stock as a termination payment in respect of the portion of the existing convertible note hedge transactions that are unwound and Enphase will issue shares of its common stock as a termination payment in respect of the portion of the existing warrant transactions that are unwound. The amount of cash that Enphase receives and/or the number of shares that Enphase receives or issues in connection with the Unwind Transactions are based generally on the termination value of the unwound portions of such transactions. Enphase may also unwind the remaining existing convertible note hedge and warrant transactions with respect to the 2024 notes and the 2025 notes at any time immediately following completion of the offering of the notes. In connection with the Unwind Transactions, the existing hedge counterparties may enter into or unwind various derivatives with respect to Enphase common stock and/or purchase or sell shares of common stock or Enphase other securities in secondary market transactions. This activity could affect the market price of Enphase common stock and could impact the initial conversion prices of each series of notes.

Use of Proceeds:

Enphase expects to use approximately $63.0 million of the net proceeds from the offering of the notes to pay the cost of the convertible note hedge transactions described above (after such cost is partially offset by the proceeds to Enphase from the sale of the warrants described above). If the initial purchasers exercise their over-allotment option in respect of a series of notes, Enphase expects to enter into additional convertible note hedge transactions and warrant transactions relating to such additional notes, and a portion of the net proceeds from the sale of the additional notes of such series would be used to pay the costs of the additional convertible note hedge transactions relating to such additional notes (which would be partially offset by the proceeds to Enphase from the sale of additional warrants relating to such additional notes).

Enphase also expects to use approximately $243.3 million of the net proceeds from the offering of the notes for the cash amounts payable in connection with the separately- and privately-negotiated Note Repurchase Transactions described above.

Enphase intends to use any remaining net proceeds from the sale of the notes for other working capital and other general corporate purposes. In addition, an amount equal to the net proceeds is expected to finance or refinance, in whole or in part, existing, new or ongoing eligible green expenditures.

This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or the shares of Enphase common stock issuable upon conversion of the notes, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The notes and the shares of Enphase common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering of the notes is being made to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act.

About Enphase Energy, Inc.

Enphase is a global energy technology company and delivers smart, easy-to-use solutions that manage solar generation, storage and management on a single platform.

Forward-Looking Statements

This announcement contains certain forward-looking statements based on Enphase’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the offering of the notes, the completion of the convertible note hedge transactions and warrant transactions with the counterparties, the completion of the Note Repurchase Transactions, the completion of the Unwind Transactions, the completion of the offering of the notes, the anticipated use of the net proceeds from the offering of the notes, and that address activities or results that Enphase plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, are forward-looking statements. Actual events may differ materially from those expressed or implied by these forward-looking statements, including the possibility that Enphase does not consummate the offering of the notes; that Enphase does not complete the convertible note hedge transactions and warrant transactions with the counterparties; that Enphase does not complete the Note Repurchase Transactions; changes in the structure or terms of the Unwind Transactions (or that Enphase does not complete any Unwind Transactions); changes in the anticipated uses of the net proceeds from the offering of the notes, which could change as a result of market conditions or for other reasons related to Enphase’s business and the impact of general economic, industry or political conditions in the United States or internationally. For a discussion of factors affecting Enphase’s business and prospects, see its annual, quarterly and other reports filed with the Securities and Exchange Commission. Enphase undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

Enphase Contact:

Adam Hinckley

Enphase Energy, Inc.

Investor Relations

ir@enphaseenergy.com

+1-707-763-4784 x7354